UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

HealthEquity, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding the Annual Meeting of Stockholders of HealthEquity, Inc. to be Held on Thursday, June 25, 2020

The following Notice relates to the proxy statement (the “Proxy Statement”) of HealthEquity, Inc. (the “Company”), dated May 13, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 25, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about June 15, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

HEALTHEQUITY, INC.

NOTICE OF ADDITIONAL INFORMATION REGARDING

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2020

Dear HealthEquity Stockholder:

Due to the public health impact of COVID-19 (Coronavirus), and in the interest of complying with various public emergency orders and recommendations limiting travel and the conduct of business activity, we will no longer hold our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) in-person in Draper, Utah.  Instead, HealthEquity will hold the Annual Meeting solely in a virtual meeting format and regrets that stockholders will not be able to attend the meeting in person.

As described in the proxy materials for the Annual Meeting distributed previously, you are entitled to participate in the Annual Meeting if you were a stockholder of record as of the close of business on May 4, 2020. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance by one of the methods described in the proxy materials for the Annual Meeting.  You will not receive a new proxy card reflecting the change to a virtual meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Attending the Virtual Annual Meeting

To attend the virtual Annual Meeting, please visit: https://web.lumiagm.com/261252145. If you also want to vote at the meeting, please follow the instructions below and login with your unique 11-digit control number.

Voting at the Virtual Annual Meeting

For record owners: To vote during the Annual Meeting, login with your 11-digit control number (found on your proxy card, the stockholder meeting notice, or in an email you previously received from AST).  If prompted for an additional code, enter: hlthvirt2020. If you do not have your 11-digit control number, please contact AST at 1-800-937-5449 (outside the United States, Canada and Puerto Rico: 1-718-921-8124).

For holders in street name: If you hold your shares through an intermediary, such as a bank or broker, and you wish to vote during the Annual Meeting, you must obtain a legal proxy from your bank, broker or other intermediary and then register in advance by submitting the legal proxy, along with your name and email address, to AST at proxy@astfinancial.com. You will receive a confirmation email from AST with a 11-digit control number, which may be used to login to vote during the virtual Annual Meeting.  If prompted for an additional code, enter: hlthvirt2020.

By order of the Board of Directors,

Robert W. Selander
Chairman of the Board of Directors

The Annual Meeting on June 25, 2020 at 10:00 a.m. Mountain Time will be accessible online at https://web.lumiagm.com/261252145. The proxy statement and Annual Report are available on the Investor Relations section of the Company’s website, www.healthequity.com. Additionally, you may access the Company’s proxy materials at www.voteproxy.com.